Exhibit 3.2
AMENDED AND RESTATED
BYLAWS
OF
T-3 ENERGY SERVICES, INC.
ARTICLE I
OFFICES
     SECTION 1. Registered Office. The registered office of the Corporation required by the General Corporation Law of the State of Delaware to be maintained in the State of Delaware shall be the registered office named in the Certificate of Incorporation of the Corporation, or such other office as may be designated from time to time by the Board of Directors in the manner provided by law. Should the Corporation maintain a principal office or place of business within the State of Delaware, such registered office need not be identical to such principal office or place of business of the Corporation.
     SECTION 2. Other Offices. The Corporation may also have offices at such other places within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.
ARTICLE II
MEETINGS OF STOCKHOLDERS
     SECTION 1. Place of Meetings. All meetings of the stockholders will be held at the principal office of the Corporation, or at such other place within or without the State of Delaware as may be determined by the Board of Directors and stated in the notice of the meeting or in duly executed waivers of notice of the meeting.
     SECTION 2. Annual Meetings. An annual meeting of the Corporation’s stockholders shall be held for the election of directors at such date, time and place, either within or without the State of Delaware, as may be designated by resolution of the Board of Directors from time to time; provided that each successive annual meeting shall be held on a date within 13 months after the date of the preceding annual meeting. At the annual meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting.
     SECTION 3. Postponement or Adjournment of Meetings. The Board of Directors may, at any time prior to the holding of a meeting of stockholders, postpone such meeting to such time and place as is specified in the notice of postponement of such meeting, which notice shall be given in accordance with Article VI of these bylaws at least ten days before the date to which the meeting is postponed. In addition, any meeting of the stockholders may be adjourned at any time by the Chairman of the Board or such other person who shall be lawfully acting as Chairman of the Meeting (defined below), if such adjournment is deemed by the Chairman of the Meeting to be a reasonable course of action under the circumstances.
     SECTION 4. Notice of Annual Meeting. Written or printed notice of the annual meeting, stating the place, day and hour thereof, will be served upon or mailed to each stockholder entitled to vote thereat at such address as appears on the books of the Corporation, not less than ten days nor more than 60 days before the date of the meeting.
     SECTION 5. Special Meeting. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or the Certificate of Incorporation, may only be called by the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President or the Board of Directors by the written order of a majority of the entire Board of Directors.
     SECTION 6. Notice of Special Meeting. Written notice of a special meeting of stockholders, stating the place, day and hour and purpose or purposes thereof, will be served upon or mailed to each stockholder entitled to vote thereat at such address as appears on the books of the Corporation, not less than ten days nor more than 60 days before the date of the meeting.
     SECTION 7. Business at Special Meeting. Business transacted at all special meetings will be confined to the purpose or purposes stated in the notice.
     SECTION 8. Stockholder List. At least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each stockholder, will be prepared by the Secretary. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during usual business hours, for a period of ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice, or, if not so specified, at the principal place of business of the Corporation. Such list will also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting.
     SECTION 9. Quorum. The holders of a majority of the shares of capital stock issued and outstanding and entitled to vote thereat, represented in person or by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute, the Certificate of Incorporation or these bylaws. If, however, a quorum is not present or represented at any meeting of the stockholders, the Chairman of the Meeting or a majority of the shares of stock, present in person or represented by proxy, although not constituting a quorum, shall have power to postpone or recess the meeting without notice other than announcement at the meeting of the date, time and place of the postponed or recessed meeting. At any such adjourned meeting at which a quorum is represented any business may be transacted which might have been transacted at the meeting as originally noticed.
     SECTION 10. Majority Vote. When a quorum is present at any meeting, the vote of the holders of a majority of the shares having voting power represented at the meeting in person or by proxy will decide any question brought before the meeting, unless the question is one upon which, by statute or express provision of the Certificate of Incorporation or these bylaws, a different vote is required, in which case such express provision will govern and control the decision of such question. Where a separate vote by class is required, the affirmative vote of the majority of shares of such class present in person or represented by proxy at the meeting shall be the act of such class.
     SECTION 11. Proxies. At any meeting of the stockholders every stockholder having the right to vote will be entitled to vote in person or by proxy appointed by an instrument in writing subscribed by such stockholder or his duly authorized attorney in fact and bearing a date not more than eleven months prior to the date of the meeting.
     SECTION 12. Voting. Unless otherwise provided by statute, the Certificate of Incorporation or these bylaws, each stockholder will have one vote for each share of stock having voting power, registered in his name on the books of the Corporation.
     SECTION 13. Voting of Stock of Certain Holders; Elections. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officers, agent or proxy as the bylaws of such corporation may prescribe, or in the absence of such provision, as the Board of Directors of such corporation may determine. Shares standing in the name of a deceased person may be voted by the executor or administrator of such deceased person, either in person or by proxy. Shares standing in the name of a guardian, conservator or trustee may be voted by such fiduciary, either in person or by proxy, but no fiduciary shall be entitled to vote shares held in such fiduciary capacity without a transfer of such shares into the name of the fiduciary. Shares standing in the name of a receiver may be voted by the receiver. A stockholder whose shares are pledged shall be entitled to vote such shares, unless in the transfer by the pledgor on the books of the Corporation, he has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent the stock and vote thereon.
     If shares or other securities having voting power stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary of the Corporation is given in written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:
          (a) If only one votes, his act binds all;
          (b) If more than one vote, the act of the majority so voting binds all;
          (c) If more than one vote, but the vote is evenly split on any particular matter, each fraction may vote the securities in question proportionally, or any person voting the shares, or a beneficiary, if any, may apply to the Court of Chancery or such other court as may have jurisdiction to appoint an additional person to act with the persons so voting the shares, which shall then be voted as determined by a majority of such persons and the person appointed by the Court.
     All voting, except as required by the Certificate of Incorporation or where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefor by stockholders holding a majority of the issued and outstanding stock present in person or by proxy at any meeting, a stock vote shall be taken. Every stock vote shall be taken by written ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. All elections of directors shall be by written ballot, unless otherwise provided in the Certificate of Incorporation.
     SECTION 14. Voting of Stock Owned by the Corporation. Stock of the Corporation belonging to the Corporation, or to another corporation a majority of the shares entitled to vote in the election of directors of which are held by the Corporation, shall not be voted at any meeting of stockholders and shall not be counted in the total number of outstanding shares for the purpose of determining whether a quorum is present. Nothing in this Section 14 shall limit the right of the Corporation to vote shares of stock of the Corporation held by it in a fiduciary capacity.
     SECTION 15. Action by Consent of Stockholders. Unless otherwise restricted by the Certificate of

Incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.
ARTICLE III
BOARD OF DIRECTORS
     SECTION 1. Powers. The business and affairs of the Corporation will be managed by a Board of Directors. The Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, by the Certificate of Incorporation or these bylaws directed or required to be exercised or done by the stockholders.
     SECTION 2. Number of Directors. The number of directors which constitute the whole Board will be determined by resolution of the Board of Directors from time to time; provided that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director.
     SECTION 3. Election and Term. The directors shall be elected at the annual meeting of stockholders, except as provided in Section 4 of this Article III, and each director elected shall hold office for the term for which he was elected and until his successor shall be elected and shall qualify or until his earlier death, resignation, disqualification or removal from office. Directors need not be residents of Delaware or stockholders of the Corporation.
     SECTION 4. Vacancies. If any vacancy occurs in the Board of Directors caused by the death, resignation, retirement, disqualification, or removal from office of any director, or otherwise, or if any new directorship is created by an increase in the authorized number of directors, a majority of the directors then in office, though less than a quorum, or a sole remaining director, may choose a successor or fill the resulting vacancy or the newly created directorship; and a director so chosen shall hold office until the next election and until his successor shall be duly elected and shall qualify, unless sooner removed.
     SECTION 5. Resignation; Removal. Any director may resign at any time. Unless otherwise prescribed by law or the Certificate of Incorporation, a director may be removed from office by the affirmative vote of the holders of at least a majority of the voting power of all outstanding shares of capital stock of the Corporation generally entitled to vote in the election of directors, voting together as a single class.
     SECTION 6. Chairman of the Board and Vice Chairman of the Board. The Board of Directors may elect a Chairman of the Board who shall preside at meetings of the Board of Directors and stockholders and shall not be an officer of the Corporation. The Board of Directors may also elect a Vice Chairman of the Board who, in the absence or disability of the Chairman of the Board, shall perform the duties and exercise the powers of the Chairman of the Board and shall not be an officer of the Corporation.
     SECTION 7. Interested Directors. A director who is directly or indirectly a party to a contract or transaction with the Corporation, or is a director or officer of or has a financial interest in any other corporation, partnership, association or other organization which is a party to a contract or transaction with the Corporation, may be counted in determining whether a quorum is present at any meeting of the Board of Directors or a committee thereof at which such contract or transaction is considered or authorized, and such director may participate in such meeting and vote on such authorization to the extent permitted by applicable law, including Section 144 of the General Corporation Law of the State of Delaware.
ARTICLE IV
MEETINGS AND COMMITTEES OF THE BOARD
     SECTION 1. Regular Meetings. Regular meetings of the Board may be held at such time and place either within or without the State of Delaware and with such notice or without notice as is determined from time to time by the Board.
     SECTION 2. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer or the President on one days notice to each director, either personally or by mail or telegram. Special meetings will be called by the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer or the President in like manner and on like notice upon the written request of a majority of the Board of Directors.
     SECTION 3. Quorum and Voting. At all meetings of the Board, a majority of the directors will be necessary and sufficient to constitute a quorum for the transaction of business. The act of a majority of the directors present at any meeting at which there is a quorum will be the act of the Board of Directors, except as may be otherwise specifically provided by statute, the Certificate of Incorporation or these bylaws. If a quorum is not present at any meeting of directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.
     SECTION 4. Telephone Meetings. The directors may hold their meetings in any manner permitted by law. Without limitation, at any meeting of the Board, a member may attend by telephone, radio, television, interactive media or similar means of communication by means of which all participants can hear each other and which permits him to participate in the meeting, and a director so attending will be deemed present at the meeting for all purposes, including the determination of whether a quorum is present.
     SECTION 5. Action by Written Consent. Any action required or permitted to be taken by the Board of Directors or any committee of the Board of Directors under applicable statutory provisions, the Certificate of Incorporation, or these bylaws, may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board of Directors or such committee, as the case may be. Any such consent shall be filed with the minutes of the meetings of the Board of Directors or such committee, as the case may be.
     SECTION 6. Committees of Directors. The Board of Directors may establish committees of the Board of Directors by resolution of a majority of the whole Board of Directors. Each of such committees shall consist of one or more members of the Board of Directors. Each committee shall have and may exercise such of the powers of the Board of Directors in the management of the business and affairs of the Corporation as may be provided by resolution of the Board of Directors. Each of such committees may authorize the seal of the Corporation to be affixed to any document or instrument. The Board of Directors may designate one or more directors as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of such committee. Meetings of committees may be called by the chairman of the committee by written, telegraphic or telephonic notice to all members of the committee and the Chief Executive Officer and shall be at such time and place as shall be stated in the notice of such meeting. Any member of a committee may participate in any meeting by means of conference telephone or similar communications equipment. In the absence or disqualification of a member of any committee the chairman of such committee may, if deemed advisable, appoint another member of the Board of Directors to act at the meeting in the place of the disqualified or absent member. The chairman of the committee may fix such other rules and procedures governing conduct of meetings as he shall deem appropriate.
ARTICLE V
COMPENSATION OF DIRECTORS
     The Board of Directors shall have the authority to fix the compensation of directors. The Board shall also have the authority to fix the compensation of members of committees of the Board. No provision of these bylaws shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.
ARTICLE VI
NOTICES
     SECTION 1. Methods of Notice. Whenever any notice is required to be given to any stockholder under the provisions of any statute, the Certificate of Incorporation or these bylaws, it will not be construed to require personal notice, but such notice may be given in writing by mail addressed to such stockholder at such address as appears on the books of the Corporation, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail with postage thereon prepaid. Notice to directors may also be given by telegram, by facsimile, by telephone or in person, and notice given by such means shall be deemed given at the time it is delivered.
     SECTION 2. Waiver of Notice. Whenever any notice is required to be given to any stockholder or director under the provisions of any statute, the Certificate of Incorporation or these bylaws, a waiver thereof in writing signed by the person or persons entitled to the notice, whether before or after the time stated therein, will be deemed equivalent to the giving of such notice. Attendance at any meeting will constitute a waiver of notice thereof except as otherwise provided by statute.
ARTICLE VII
OFFICERS
     SECTION 1. Executive Officers. The officers of the Corporation shall consist of a President, Vice President, Treasurer and Secretary, each of whom shall be elected by the Board of Directors. The Board of Directors may also elect additional officers and assistant officers including, without limitation, a Chief Executive Officer, additional vice presidents, including one or more senior vice presidents, and one or more assistant secretaries and assistant treasurers. Any two or more offices may be held by the same person.
     SECTION 2. Election and Qualification. The Board of Directors shall elect the President, one or more Vice Presidents, a Secretary and a Treasurer, none of whom need be a member of the Board of Directors.
     SECTION 3. Other Officers and Agents. The Board of Directors may elect or appoint such other officers, assistant officers and agents as it deems necessary, who will hold their offices for such terms and shall exercise such powers and perform such duties as determined from time to time by the Board of Directors.
     SECTION 4. Salaries. The salaries of all officers of the Corporation, if any, shall be fixed by the Board of Directors except as otherwise directed by the Board of Directors.
     SECTION 5. Term, Removal and Vacancies. Each officer of the Corporation shall hold office until his resignation or his successor is chosen and qualified. Any officer may be removed at any time by the Board of Directors with or without cause. If any such office becomes vacant for any reason, the vacancy will be filled by the Board of Directors.
     SECTION 6. Chief Executive Officer. The Chief Executive Officer, if one is elected, shall preside at meetings of the Board of Directors and stockholders if there is no Chairman of the Board or Vice Chairman of the Board. The Chief Executive Officer shall supervise and have overall executive charge of the business, properties, administration and operations of the Corporation with the powers of a general manager, including, without limitation, the authority to initiate and defend litigation and arbitration proceedings. The Chief Executive Officer shall see that all orders and resolutions of the Board of Directors (and committees thereof) are carried into effect. In general, he shall perform all duties as from time to time may be assigned to him by the Board of Directors. He shall from time to time make such reports of the affairs of the Corporation as the Board of Directors may require.
     SECTION 7. President. The President shall, subject to the Board of Directors and to the authority of the Chief Executive Officer (if one is elected), supervise and have overall executive charge of the business properties, administration and operations of the Corporation with the powers of a general manager, including, without limitation, the authority to initiate and defend litigation and arbitration proceedings. The President shall see that all orders and resolutions of the Board of Directors (and committees thereof) are carried into effect. In the absence or disability of the Chief Executive Officer, the President shall perform the duties of the Chief Executive Officer. The President shall have such other powers and duties as may from time to time be prescribed by duly adopted resolution of the Board of Directors.
     SECTION 8. Vice President. The Vice Presidents in the order determined by the Board of Directors will, in the absence or disability of the President, perform the duties and exercise the powers of the President, and will perform such other duties as the Board of Directors and President may prescribe.
     SECTION 9. Secretary. The Secretary will attend all meetings of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and will perform like duties for the standing committees when required. He will give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and will perform such other duties as may be prescribed by the Board of Directors and President. He will keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors, affix the same to any instrument requiring it, and when so affixed it shall be attested by his signature or by the signature of an assistant secretary.
     SECTION 10. Assistant Secretaries. The assistant secretaries in the order determined by the Board of Directors will perform, in the absence or disability of the Secretary, the duties and exercise the powers of the Secretary and will perform such other duties as the Board of Directors and President may prescribe.
     SECTION 11. Treasurer. The Treasurer will have the custody of the corporate funds and securities and will keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and will deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designed by the Board of Directors. He will disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and will render to the Board of Directors and President, whenever they may require it, an account of all of his transactions as Treasurer and of the financial condition of the Corporation.
     SECTION 12. Assistant Treasurers. The Assistant Treasurers in the order determined by the Board of Directors, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and will perform such other duties as the Board of Directors and President may prescribe.
     SECTION 13. Officer’s Bond. If required by the Board of Directors, any officer will give the Corporation a bond (to be renewed as the Board of Directors may require) in such sum and with such surety or sureties as is satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.
ARTICLE VIII
SHARES AND STOCKHOLDERS
     SECTION 1. Certificates Representing Shares. The certificates representing shares of capital stock of the Corporation shall be numbered and entered in the books of the Corporation as they are issued and shall exhibit the holder’s name and number of shares and be signed by (i) the Chief Executive Officer, President or Vice-President and (ii) the Secretary or an Assistant Secretary. The signature of any such officer may be facsimile if the certificate is countersigned by a transfer agent or registered by a registrar, other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate has ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issuance.
     SECTION 2. Transfer of Shares. Upon surrender to the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it will be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Notwithstanding the foregoing, no transfer will be recognized by the Corporation if such transfer would violate federal or state securities laws, the Certificate of Incorporation, or any stockholders’ agreements which may be in effect at the time of the purported transfer. The Corporation may, prior to any such transfer, require a stockholder to provide (at such stockholder’s expense) an opinion of counsel addressed to the Corporation and its stock transfer agent and registrar to the effect that any such transfer does not violate applicable securities laws requiring registration or an exemption from registration prior to any such transfer.
     SECTION 3. Fixing Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive a distribution by the Corporation or a share dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may provide that the share transfer records be closed for a stated period but not to exceed, in any case, sixty days. If the share transfer records are closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting or stockholders, such books must be closed for at least ten days immediately preceding such meeting. In lieu of closing the share transfer records, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date, in any case, to be not more than sixty days and, in case of a meeting of stockholders, not less than ten days prior to the date on which the particular action requiring such determination of stockholders is to be taken. If the share transfer records are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive a distribution or a share dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such distribution or dividend is adopted, as the case may be, will be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as herein provided, such determination will apply to any adjournment thereof except where the determination has been made through the closing of share transfer records and the stated period of closing has expired.
     SECTION 4. Registered Stockholders. The Corporation is entitled to recognize the exclusive right of a person registered on its books as the owner of a share or shares to receive dividends, and to vote as such owner, and for all other purposes; and the Corporation is not bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it has express or other notice thereof, except as otherwise provided by the laws of Delaware.
     SECTION 5. Lost Certificate. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed, such affidavit to be satisfactory in form and substance to the Corporation. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representatives, to advertise the same in such manner as it shall require and/or give the Corporation a bond in form and substance satisfactory to the Corporation and in such sum as the Corporation may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.
     SECTION 6. Fractional Share Interests. The Corporation may, but shall not be required to, issue fractions of a share. If the Corporation does not issue fractions of a share, it shall (a) arrange for the disposition of fractional interests by those entitled thereto, (b) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or (c) issue scrip or warrants in registered form (either represented by a certificate or uncertificated) or bearer form (represented by a certificate) which shall entitle the holder to receive a full share upon the surrender of such scrip or warrants aggregating a full share. A certificate for a fractional share or an uncertificated fractional share shall, but scrip or warrants shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the Corporation in the event of liquidation. The Board of Directors may cause scrip or warrants to be issued subject to the conditions that they shall become void if not exchanged for certificates representing the full shares or uncertificated full shares before a specified date, or subject to the conditions that the shares for which scrip or warrants are exchangeable may be sold by the Corporation and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions which the Board of Directors may impose.
ARTICLE IX
GENERAL
     SECTION 1. Dividends. The Board of Directors may from time to time declare, and, if so declared, the Corporation pay, dividends on its outstanding shares of capital stock in cash, in property, or in its own shares, except when the declaration or payment thereof would be contrary to law or the Certificate of Incorporation. Such dividends may be declared at any regular or special meeting of the Board of Directors, and the declaration and payment will be subject to all applicable provisions of law, the Certificate of Incorporation and these bylaws.
     SECTION 2. Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, deem proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors may think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.
     SECTION 3. Checks. All checks or demands for money and notes of the Corporation will be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.
     SECTION 4. Corporate Records. The Corporation will keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders giving the names and addresses of all stockholders and the number and class of shares held by each. All other books and records of the Corporation may be kept at such place or places within or without the State of Delaware as the Board of Directors may from time to time determine.
     SECTION 5. Amendment. These bylaws may be altered, amended or repealed or new bylaws may be adopted at any annual meeting of the stockholders or at any special meeting of the stockholders at which a quorum is present or represented, provided notice of the proposed alteration, amendment, repeal or adoption be contained in the notice of such meeting, by the affirmative vote of the holders of a majority of the shares entitled to vote at such meeting and present or represented thereat, or by the affirmative vote of a majority of the Board of Directors at any regular or special meeting of the Board, subject to the right of the stockholders entitled to vote with respect thereto to amend or repeal bylaws adopted or amended by the Board.
     SECTION 6. Indemnification. Except as otherwise provided in the Certificate of Incorporation, each director, officer and former director or officer of the Corporation, and any person who may have served or who may hereafter serve at the request of the Corporation as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor, is hereby indemnified by the Corporation against expenses actually and necessarily incurred by him in connection with the defense of any action, suit or proceeding in which he is made a party by reason of being or having been such director or officer to the fullest extent authorized by the General Corporation Law of the State of Delaware, or any other applicable law as may from time to time be in effect. Such indemnification will not be deemed exclusive of any other rights to which such director, officer or other person may be entitled under any agreement, vote of stockholders, or otherwise. Without limitation, nothing in this section shall limit any indemnification provisions in the Certificate of Incorporation.